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                                                                    EXHIBIT 99.1


                                               FOR IMMEDIATE RELEASE
Contact:

Lori Abe
Aquent
617-535-4580
labe@aquent.com



Aquent Closes Deal to Acquire Renaissance Worldwide


Boston, MA (December 11, 2001) - Aquent, a privately held staffing company for creative professionals, today announced that it has completed its acquisition of Waltham, Massachusetts based Renaissance Worldwide, Inc. Renaissance shareholders approved Aquent's purchase of Renaissance on December 4, 2001 in which Aquent acquired all of the outstanding shares of Renaissance's common stock for $2.00 cash per share.


About Aquent

Aquent (www.aquent.com) is the world's largest talent agency for Web, creative and IT professionals. In its 15-year history, the company has made more than 200,000 matches of independent professionals with client companies worldwide. Headquartered in Boston, Aquent leverages both the Internet and its global network of offices to provide independent professionals access to work, professional training and the same insurance, retirement, and cash-flow management benefits enjoyed by traditional W-2 workers.



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Note to editors: Aquent will be following up with additional details on the acquisition.


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